Exhibit 10.5

ACKNOWLEDGMENT

The E. W. Scripps Company, a Delaware corporation (the "Company"), and the undersigned individual are parties to the Scripps Family Agreement dated October 15, 1992 (the "Family Agreement").

The Company, Scripps Howard, Inc., an Ohio corporation and wholly owned subsidiary of the Company ("New Scripps") and Comcast Corporation, a Pennsylvania corporation ("Comcast") have entered into an Agreement and Plan of Merger dated October 28, 1995 (the "Merger Agreement") pursuant to which Comcast will acquire the cable television business of the Company by the merger of the Company into Comcast (the "Merger") immediately following the distribution by the Company to its stockholders of shares of the capital stock of New Scripps (the "Spin-Off").

Following the Spin-Off and the Merger, New Scripps will succeed to and continue to conduct the newspaper, television broadcasting, and entertainment businesses of the Company as an Ohio corporation named The E. W. Scripps Company.

Pursuant to the Spin-Off, the holders of Common Voting Stock, $.01 par value, of the Company ("Common Voting Stock") will be the holders of Common Voting Shares, $.01 par value, of New Scripps, and the holders of Class A Common Stock, $.01 par value, of the Company ("Class A Common Stock") will be holders of Class A Common Shares $.01, par value, of New Scripps. The Common Voting Shares of New Scripps are equivalent in all material respects to the Common Voting Stock of the Company, and the Class A Common Shares of New Scripps are equivalent in all material respects to the Class A Common Stock of the Company.

The provisions of the Family Agreement will continue in effect from and after the Spin-Off and New Scripps will be the successor to the Company under the Family Agreement.

Following the Spin-Off, the Family Agreement will be governed by Ohio law and Section 9 will continue to be extendible in accordance with the last three sentences of Section 9(k) and references in the Family Agreement to the Company will be deemed to refer to The E. W. Scripps Company, an Ohio corporation, references to Class A Common Stock will be deemed to refer to Class A Common Shares of The E. W. Scripps Company, an Ohio corporation, and references to Common Voting Stock will be deemed to refer to Common Voting Shares of The E. W. Scripps Company, an Ohio corporation.

The E. W. Scripps Company

Dated: November 13, 1996	By: /s/ D. J. Castellini
D. J. Castellini, Senior Vice President Finance and Administration

Scripps Howard, Inc.

Dated: November 13, 1996	By: /s/ D. J. Castellini
D. J. Castellini, Senior Vice President Finance and Administration

Dated: December 11, 1996	By: *

* Each other party to the Scripps Family Agreement signed the above Acknowledgment